Exhibit 99.1

Blue Ocean Acquisition Corp Announces Postponement of

Extraordinary General Meeting From Friday, June 2, 2023 to Tuesday, June 6, 2023

CHEVY CHASE, MD.— June 2, 2023— Blue Ocean Acquisition Corp (NASDAQ: BOCN) (“Blue Ocean” or the “Company”) announced today that its previously announced extraordinary general meeting (the “Shareholder Meeting”) originally scheduled for Friday, June 2, 2023, at 11:00 a.m., Eastern Time, is being postponed to June 6, 2023, at 2:00 p.m., Eastern Time (the “Postponement”).

At the Shareholder Meeting, shareholders will be asked to vote on the following proposals: (i) to amend the Company’s amended articles of association (the “Extension Amendment Proposal”) to extend the date by which the Company must complete an initial business combination from June 7, 2023 to June 7, 2024 by electing to extend the date to consummate an initial business combination on a monthly basis for up to 12 times by an additional one month each time, unless the closing of the Company’s initial business combination has occurred (the “Extension”), (ii) to amend the Company’s amended articles of association to permit for the issuance of Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), to holders of Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”), upon the exercise of the right of a holder of the Company’s Class B Ordinary Shares to convert such holder’s Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis at any time and from time to time prior to the closing of an initial business combination at the election of the holder (the “Founder Share Amendment Proposal”) and (iii) to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary (the “Adjournment Proposal”).

As a result of this Postponement, the Shareholder Meeting will now be held at 2:00 p.m., Eastern Time, on June 6, 2023. The Shareholder Meeting will still be held at the offices of Sidley Austin LLP at 787 7th Avenue, New York, New York 10019.

Shareholders may withdraw any election to have their Class A Ordinary Shares redeemed in connection with the Extension prior to the vote at the Shareholder Meeting. Shareholders who wish to withdraw redemptions should contact the Company's transfer agent, Continental Stock Transfer & Trust Company, by email at spacredemptions@continentalstock.com.

If any such shareholders have questions or need assistance in connection with the Shareholder Meeting, please contact the Company’s proxy solicitor, Morrow Sodali LLC, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing BOCN.info@investor.morrowsodali.com.

The Company plans to continue to solicit proxies from shareholders during the period prior to the Shareholder Meeting. Only holders of record of Class A Ordinary Shares and Class B Ordinary Shares as of the close of business on May 4, 2023, the record date for the Shareholder Meeting are entitled to vote at the Shareholder Meeting or any adjournment thereof.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension Amendment Proposal or Founder Share Amendment Proposal. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Participants in the Solicitation

Blue Ocean, its directors and certain of its respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Extension. Information about the directors and executive officers of Blue Ocean is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Additional information regarding the persons who may, under the rules of the Securities and Exchange Commission (“SEC”), be deemed participants in the proxy solicitation of the shareholders of Blue Ocean and a description of their direct and indirect interests are contained in the definitive proxy statement relating to the Shareholder Meeting (the “Definitive Proxy Statement”).

Additional Information and Where To Find It

On May 16, 2023, the Company filed the Definitive Proxy Statement with the SEC in connection with its solicitation of proxies for the Shareholder Meeting. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Definitive Proxy Statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or by directing a request to: Blue Ocean at 2 Wisconsin Circle, 7th Floor, Chevy Chase, Maryland 20815.

Cautionary Statement Regarding Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the date of the Shareholder Meeting. These statements are based on current expectations on the date of this communication and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.